Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media	Investors
	Brad Burns	Susan Watson
	Peter Lucht	(703) 886-5282
(800) 644-NEWS

MCI ANNOUNCES THIRD QUARTER 2005 RESULTS

EPS of $0.82 per diluted share

Cash, cash equivalents and marketable securities total $5.4 billion

Verizon merger on track

ASHBURN, Va., November 3, 2005 – MCI, Inc. (NASDAQ:MCIP) today reported its results for the third quarter ended September 30, 2005.

MCI generated net income of $271 million, or $0.82 per diluted share, in the third quarter as new products and cost reduction initiatives launched in 2004 continued to yield benefits; also, the Company incurred and recorded a $164 million tax reduction in the quarter. In last year’s quarter, the Company reported a net loss of $3.4 billion, or $10.65 per share, largely reflecting impairment charges of $3.5 billion. In the second quarter of 2005, MCI reported net income of $64 million, or $0.19 per diluted share.

Revenues for the third quarter were $4.5 billion, down 5 percent sequentially and 12 percent year-over-year. Operating expenses fell to $4.3 billion, down 7 percent sequentially and 49 percent year-over-year (as the prior year included a $3.5 billion impairment charge). MCI incurred $67 million of severance, reorganization and merger related costs during the quarter, which were more than offset by gains on bankruptcy settlements, and lower depreciation and amortization expense. The Company recognized depreciation and amortization expense of $305 million in the third quarter of 2005, $325 million in the second quarter of 2005, and $493 million in the third quarter of 2004.

Operating income was $159 million in the third quarter, compared to operating income of $61 million in the second quarter of 2005 and an operating loss of $3.4 billion in the year-earlier third quarter.

MCI’s third quarter net income was positively impacted by reductions made to the Company’s deferred tax liabilities resulting from tax settlements reached in the quarter.

“In the third quarter we continued to deliver on our strategy, launching new IP-based products and delivering industry-leading customer service,” said Michael D. Capellas, MCI president and CEO. “With all U.S. federal and international regulatory approvals complete, we remain on track to close our merger with Verizon later this year or early in 2006.”

For the first nine months of 2005, revenues were $13.9 billion, down 11 percent year-over-year. Operating income was $335 million, compared to an operating loss of $3.6 billion in 2004, which included impairment charges of $3.5 billion. Operating income in the first three quarters of 2005 included $958 million of depreciation and amortization expense, compared to $1.6 billion in 2004. Net income for the first nine months of 2005 was $333 million or $1.01 per diluted share, compared to a net loss of $3.9 billion in the nine months of 2004, or $12.00 per share.

Consolidated Results

($Millions)	Quarter Ended

	9/30/05	9/30/04	6/30/05

Revenues	$4,468	$5,076	$4,683
Cost of sales and services	2,971	3,209	3,128
S, G & A	1,033	1,253	1,169
Depreciation and amortization	305	493	325
Impairment charges	-	3,513	-
Operating income (loss)	159	(3,392)	61
Other expense, net	(48)	(69)	(18)

Income (loss) from continuing
operations before income taxes	111	(3,461)	43

Income tax benefit	(164)	(61)	(24)
Income (loss) from continuing operations	275	(3,400)	67
(Loss) income from discontinued ops	(4)	2	(3)
Net income (loss)	$271	$(3,398)	$64

Basic EPS	$0.84	$(10.65)	$0.20
Diluted EPS	$0.82	$(10.65)	$0.19

Segment Results

MCI’s operations are organized into three distinct business units defined by their respective customer bases: Enterprise Markets, US Sales & Service and International & Wholesale Markets. The quarterly operating results of these business segments follow:

Enterprise Markets

Enterprise Markets, which includes the Company’s most sophisticated, high-end accounts in business and government, provide local-to-global business data, Internet and voice services, as well as managed network services and solutions.
($Millions)	Quarter Ended

	9/30/05	9/30/04	6/30/05

Revenues	$1,146	$1,182	$1,166
Cost of sales and services	738	712	759
S, G & A	259	238	274
Depreciation and amortization	73	127	78
Impairment charges	-	870	-
Operating income (loss)	$76	$(765)	$55

In the third quarter of 2005, Enterprise Markets generated $1.1 billion of revenues, down 2 percent sequentially and down 3 percent year-over-year. Enterprise revenues were slightly lower sequentially as a decline in traditional voice business was partially offset by continuing growth momentum in Private IP and managed network services.

Operating income was $76 million in the third quarter of 2005, compared to an operating loss of $765 million a year earlier and operating income of $55 million in the second quarter of 2005. Results improved as the Company continues to generate strong volumes and provide new services to its global and large government customers.

US Sales & Service

US Sales & Service (USS&S) is comprised of Commercial Accounts, which includes small to large business customers based in the United States, plus Mass Markets, which includes consumer and small business customers, and SkyTel.

($Millions)	Quarter Ended

	9/30/05	9/30/04	6/30/05

Revenues	$1,886	$2,221	$1,970
Cost of sales and services	1,138	1,174	1,184
S, G & A	538	728	597
Depreciation and amortization	134	228	140
Impairment charges	-	1,627	-
Operating income (loss)	$76	$(1,536)	$49

In the third quarter of 2005, USS&S generated $1.9 billion of revenues, down 4 percent sequentially and 15 percent compared to the year-earlier quarter due to pricing pressure in the commercial channel partially offset by increased Internet revenues from Private IP and VoIP services.

Mass Markets revenues fell to $1.0 billion, down 5 percent sequentially and 22 percent year-over-year, reflecting the Company’s reduced emphasis on customer acquisition related to market and regulatory changes.

Operating income from US Sales & Service was $76 million in the third quarter of 2005, compared to an operating loss of $1.5 billion a year ago and operating income of $49 million in the second quarter of 2005. Results improved significantly from the prior year due to lower marketing costs, strategic sales mix and receivables management.

International & Wholesale Markets

MCI’s International & Wholesale Markets segment serves customers in 140 countries around the world, as well as wholesale customers in the United States.
($Millions)	Quarter Ended

	9/30/05	9/30/04	6/30/05

Revenues	$1,436	$1,673	$1,547
Cost of sales and services	1,095	1,323	1,185
S, G & A	236	287	298
Depreciation and amortization	98	138	107
Impairment charges	-	1,016	-
Operating income (loss)	$7	$(1,091)	$(43)

During the third quarter of 2005, International & Wholesale Markets contributed revenues of $1.4 billion, down 7 percent sequentially and 14 percent year-over-year. International accounts generated revenues of $754 million, down 13 percent sequentially and 19 percent compared to the third quarter of 2004. Wholesale revenues were $682 million, flat compared to the second quarter, and 8 percent lower than last year’s third quarter.

MCI’s International group continues to focus on improving profitability through the provision of new, on-net value-added services, cost controls and facilities optimization. In 2005, the International group also implemented a new pricing strategy intended to improve profitability and shed less profitable business.

Wholesale revenues were flat sequentially and fell 8 percent year-over-year. Compared to the third quarter of 2004, data and Internet revenues declined reflecting the industry shift from dial-up to broadband.

Balance Sheet

At June 30, 2005, cash, cash equivalents and marketable securities totaled approximately $5.3 billion. During the third quarter, MCI paid $41 million in bankruptcy claims, completed an asset purchase from Totality Corporation for $71 million, and invested $327 million in property, plant and equipment. At September 30, 2005, cash, cash equivalents and marketable securities totaled $5.4 billion. On October 27, 2005, MCI disbursed approximately $1.8 billion, or $5.60 per MCI common share, as a special cash dividend in accordance with its merger agreement with Verizon.

Total debt of approximately $5.9 billion included $245 million of capitalized leases. The Company incurred interest expense of $109 million in the quarter and earned $49 million of interest income on its portfolio of cash and marketable securities. On November 1, MCI paid $219 million in semi-annual interest on its outstanding notes.

Merger Update

On October 27, 2005, the Department of Justice cleared the Company’s merger with Verizon subject to a proposed consent decree. The Federal Communications Commission also approved the merger on October 31, 2005. Although additional approvals are required from some state jurisdictions prior to closing and other closing conditions remain to be satisfied, the Company expects to close the merger later this year or early in 2006.

Conference Call

Management will host a conference call to discuss today’s results at 8:30 am EST. Investors are invited to access a live audio feed at the Company’s website, www.mci.com. An audio archive of the discussion will be available on the website for a minimum of 30 days.

About MCI

MCI, Inc. (NASDAQ) is a leading global communications provider, delivering innovative, cost-effective advanced communications connectivity to businesses, governments and consumers. With one of the industry’s most expansive IP backbones and wholly-owned data networks, MCI develops the converged communications products and services that are the foundation for commerce and communications in today’s market. For more information, visit www.mci.com.

Forward-Looking Statements

This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: a significant change in the timing of, or the imposition of any government conditions to, the closing of the previously announced proposed transaction between MCI and Verizon; actual and contingent liabilities; and the extent and timing of our ability to obtain revenue enhancements and cost savings following the previously announced proposed transaction between MCI and Verizon. Additional factors that may affect the future results of MCI and Verizon are set forth in their respective filings with the Securities and Exchange Commission, which are available at http://investor.verizon.com/SEC/ and http://www.mci.com/about/investor_relations/sec/.

This release references certain financial measures which are deemed to be non-GAAP. The Company believes that the inclusion of these measures is important because it provides readers of the report a different view of its operating results. In particular, MCI presents information about operating income, excluding certain various non-cash items, including depreciation and amortization, impairment charges and gains and losses on property dispositions and excluding costs related to our pending merger with Verizon. MCI presents this information to allow investors to determine its cash operating expenses, and because these expenses have varied significantly over time due to changes in MCI's balance sheet relating to fresh-start reporting and impairment.

# # #

MCI, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine-Month Periods Ended September 30, 2005 and 2004
(In Millions, Except Per Share Data)

	Three-Month Period Ended September 30,		Nine-Month Period Ended September 30,

	2005	2004	2005	2004

Revenues	$4,468	$5,076	$13,940	$15,716
Operating expenses:
Access costs	2,369	2,580	7,425	8,156
Costs of services and products	602	629	1,827	1,915
Selling, general and administrative	1,033	1,253	3,395	4,174
Depreciation and amortization	305	493	958	1,583
Impairment charges related to property, plant and equipment	—	2,775	—	2,775
Impairment charges related to intangible assets	—	738	—	738

Total operating expenses	4,309	8,468	13,605	19,341

Operating income (loss)	159	(3,392)	335	(3,625)
Other (expense) income, net:
Interest expense	(109)	(104)	(345)	(299)
Miscellaneous income, net	61	35	192	60

Income (loss) from continuing operations before income taxes	111	(3,461)	182	(3,864)
Income tax benefit	(164)	(61)	(69)	(8)

Income (loss) from continuing operations	275	(3,400)	251	(3,856)
(Loss) income from discontinued operations, net of tax	(4)	2	82	(1)

Net income (loss)	$271	$(3,398)	$333	$(3,857)

Basic income (loss) per share:
Continuing operations	$0.85	$(10.66)	$0.78	$(12.00)
Discontinued operations	(0.01)	0.01	0.26	—

Basic income (loss) per share	$0.84	$(10.65)	$1.04	$(12.00)

Diluted income (loss) per share:
Continuing operations	$0.83	$(10.66)	$0.76	$(12.00)
Discontinued operations	(0.01)	0.01	0.25	—

Diluted income (loss) per share	$0.82	$(10.65)	$1.01	$(12.00)

Basic shares used in calculation	322.8	319.1	321.6	321.4
Diluted shares used in calculation	329.8	319.1	329.0	321.4

MCI, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three-Month Periods Ended September 30, 2005 and June 30, 2005
(In Millions, Except Per Share Data)

	Three-Month Period Ended

	September 30, 2005	June 30, 2005

Revenues	$4,468	$4,683
Operating expenses:
Access costs	2,369	2,512
Costs of services and products	602	616
Selling, general and administrative	1,033	1,169
Depreciation and amortization	305	325

Total operating expenses	4,309	4,622

Operating income	159	61
Other (expense) income, net:
Interest expense	(109)	(116)
Miscellaneous income, net	61	98

Income from continuing operations before income taxes	111	43
Income tax benefit	(164)	(24)

Income from continuing operations	275	67
Loss from discontinued operations, net of tax	(4)	(3)

Net income	$271	$64

Basic income (loss) per share:
Continuing operations	$0.85	$0.21
Discontinued operations	(0.01)	(0.01)

Basic income per share	$0.84	$0.20

Diluted income (loss) per share:
Continuing operations	$0.83	$0.20
Discontinued operations	(0.01)	(0.01)

Diluted income per share	$0.82	$0.19

Basic shares used in calculation	322.8	321.3
Diluted shares used in calculation	329.8	329.4

MCI, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2005 and December 31, 2004
(In Millions, Except Share Data)

	As of September 30, 2005	As of December 31, 2004

ASSETS
Current assets:
Cash and cash equivalents	$4,297	$4,449
Marketable securities	1,077	1,055
Accounts receivable, net of allowance for doubtful accounts of $525 for 2005
and $729 for 2004	2,474	2,855
Other current assets	544	724
Assets held for sale	—	10

Total current assets	8,392	9,093
Property, plant and equipment, net of accumulated depreciation of $1,382 for 2005 and $512
for 2004	6,122	6,259
Investments	21	116
Intangible assets, net of accumulated amortization of $181 for 2005 and $59 for 2004	1,001	991
Other assets	604	601

	$16,140	$17,060

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$523	$784
Accrued access costs	1,243	1,491
Current portion of long-term debt	23	24
Accrued interest	211	93
Deferred income taxes	438	598
Other current liabilities	2,638	3,198
Liabilities of assets held for sale	—	15

Total current liabilities	5,076	6,203
Long-term debt, excluding current portion	5,887	5,909
Other liabilities	671	718
Commitments and contingencies
Shareholders’ equity:
MCI common stock, par value $0.01 per share; authorized: 3,000,000,000 shares; issued and
outstanding: 327,923,027 shares for 2005 and 319,557,905 shares for 2004	3	3
Additional paid-in capital	8,331	8,365
Deferred stock-based compensation	(131)	(114)
Accumulated deficit	(3,669)	(4,002)
Accumulated other comprehensive loss	(28)	(22)

Total shareholders’ equity	4,506	4,230

	$16,140	$17,060

MCI, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine-Month Periods Ended September 30, 2005 and 2004
(In Millions)

	Nine-Month Period Ended September 30,

	2005	2004

OPERATING ACTIVITIES
Net income (loss)	$333	$(3,857)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	958	1,583
Impairment charges related to property, plant and equipment and intangible assets	—	3,513
Net realized gain on sale of investments	(30)	(5)
Gain on disposal of discontinued operations	(82)	(9)
Bad debt provision	250	514
Deferred income tax benefit	(159)	(98)
Amortization of debt discount	—	114
Stock-based compensation expense	47	23
Other	9	(17)
Changes in assets and liabilities:
Accounts receivable	139	300
Other current assets	51	92
Non current assets	10	38
Accounts payable and accrued access costs	(450)	(935)
Other current liabilities	(310)	(843)
Other liabilities	(2)	11

Net cash provided by operating activities	764	424
INVESTING ACTIVITIES
Additions to property, plant and equipment	(870)	(650)
Proceeds from sale of property, plant and equipment and intangible assets	75	39
Purchases of marketable securities	(1,938)	—
Proceeds from sale of marketable securities and investments	1,934	9
Proceeds from sale of an equity investment and assets held for sale	186	581
Cash paid for acquisitions, net of cash received	(189)	(13)
Other	8	—

Net cash used in investing activities	(794)	(34)
FINANCING ACTIVITIES
Principal repayments on debt	(24)	(38)
Dividends paid on common stock	(130)	(127)
Cash restricted for letters of credit	3	(141)
Other	29	(59)

Net cash used in financing activities	(122)	(365)

Net change in cash and cash equivalents	(152)	25
Net change in cash and cash equivalents from discontinued operations	—	(615)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,449	6,178

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,297	$5,588

MCI, INC. AND SUBSIDIARIES

SEGMENT RESULTS
For the Three-Month Periods Ended September 30, 2005, June 30, 2005, and September 30, 2004
(In Millions)

	Three-Month Period Ended September 30, 2005

	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total

Revenues:
Voice	$418	$1,340	$843	$2,601
Data	549	320	327	1,196
Internet	179	226	266	671

Total revenues	1,146	1,886	1,436	4,468
Costs of sales and services	738	1,138	1,095	2,971
Selling, general and administrative expenses	259	538	236	1,033
Depreciation and amortization expenses	73	134	98	305

Operating income	$76	$76	$7	$159

	Three-Month Period Ended June 30, 2005

	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total

Revenues:
Voice	$446	$1,420	$936	$2,802
Data	547	330	337	1,214
Internet	173	220	274	667

Total revenues	1,166	1,970	1,547	4,683
Costs of sales and services	759	1,184	1,185	3,128
Selling, general and administrative expenses	274	597	298	1,169
Depreciation and amortization expenses	78	140	107	325

Operating income (loss)	$55	$49	$(43)	$61

	Three-Month Period Ended September 30, 2004

	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total

Revenues:
Voice	$449	$1,661	$1,006	$3,116
Data	576	378	353	1,307
Internet	157	182	314	653

Total revenues	1,182	2,221	1,673	5,076
Costs of sales and services	712	1,174	1,323	3,209
Selling, general and administrative expenses	238	728	287	1,253
Depreciation and amortization expenses	127	228	138	493
Impairment charges	870	1,627	1,016	3,513

Operating loss	$(765)	$(1,536)	$(1,091)	$(3,392)

MCI, INC. AND SUBSIDIARIES

SEGMENT RESULTS
For the Nine-Month Periods Ended September 30, 2005 and 2004
(In Millions)

	Nine-Month Period Ended September 30, 2005

	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total

Revenues:
Voice	$1,317	$4,256	$2,733	$8,306
Data	1,642	1,013	1,001	3,656
Internet	510	637	831	1,978

Total revenues	3,469	5,906	4,565	13,940
Costs of sales and services	2,251	3,489	3,512	9,252
Selling, general and administrative expenses	804	1,760	831	3,395
Depreciation and amortization expenses	229	420	309	958

Operating income (loss)	$185	$237	$(87)	$335

	Nine-Month Period Ended September 30, 2004

	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total

Revenues:
Voice	$1,363	$5,146	$3,165	$9,674
Data	1,716	1,211	1,112	4,039
Internet	494	547	962	2,003

Total revenues	3,573	6,904	5,239	15,716
Costs of sales and services	2,204	3,733	4,134	10,071
Selling, general and administrative expenses	804	2,398	972	4,174
Depreciation and amortization expenses	404	664	515	1,583
Impairment charges	870	1,627	1,016	3,513

Operating loss	$(709)	$(1,518)	$(1,398)	$(3,625)